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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

MAY 21, 2003

Contact: Steve Gardner

         Public Relations Manager

         (717) 909-2603

       DAVID E. ZUERN NAMED PRESIDENT AND CEO OF WAYPOINT FINANCIAL CORP.;
                 COMPANY APPOINTS TWO TO SR. EXEC. VP POSITIONS

      HARRISBURG, PA -- Charles C. Pearson, Jr., Chairman of Waypoint Financial Corporation, today announced the promotion of David E. Zuern to the position of Chief Executive Officer and President of Waypoint Financial Corporation, the holding company for Waypoint Bank.

      Zuern, who succeeds Pearson as CEO, previously served as Chief Operating Officer of the holding company, and was named President and CEO of Waypoint Bank last June.

      In announcing the promotion, Pearson praised Zuern's performance in transforming Waypoint into a diversified financial services company. Under Zuern's leadership, Waypoint's commercial loan portfolio has grown over 30% in just two years and will top $1 billion in 2003. In addition, his initiatives to broaden the bank's revenue streams are generating significant increases in non-interest income, which now approaches 25% of total earnings.

      "Today's announcement recognizes that Dave's vision and management skills have served as catalysts for Waypoint's becoming a modern financial services company," said Pearson, who remains Chairman of Waypoint Financial Corporation.

      "Separating the CEO and Chairman functions further strengthens our corporate governance, and will improve the independence and effective oversight of our board of directors," he said.

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      Zuern joined Waypoint in 2000 and has more than 30 years experience in the banking industry. A former Pennsylvania Secretary of Banking, he previously served as President and CEO of the Northwest Pennsylvania region for one of the state's largest banks.


      "Waypoint's position as a large, locally-headquartered and managed institution is resonating well with customers throughout our service area," said Zuern. "We believe we have the right formula to serve a growing market and the management team in place to build on our success."

      Zuern also announced that James H. Moss and Andrew S. Samuel have been named Senior Executive Vice Presidents of the bank.

      "These two individuals have been instrumental in building a solid foundation for Waypoint's transition to a diversified financial services organization," he said. "They are well-prepared to lead significant components of the company."

      Moss has served as Executive Vice President and Chief Financial Officer of Waypoint since the company's formation in October of 2000. He previously worked at Waypoint predecessor York Financial Corporation as Senior Vice President and Chief Financial Officer/Treasurer.

      Samuel most recently served as Executive Vice President of Waypoint's Banking Division and is responsible for the company's consumer banking, corporate banking, commercial real estate, automobile and corporate services functions. He has18 years experience in the Central Pennsylvania commercial banking market.

      Pearson also announced that Robert Pullo will retire from his position as Vice Chairman. Pullo will remain a member of the Waypoint Financial Corporation Board and Chairman of the Waypoint/York Federal Foundation, and will assume a consulting role with the company.

      "Bob was invaluable in helping lay the foundation that brought Waypoint together," said Pearson. "He remains a tireless advocate for York's community development and charitable organizations, and his commitment to many local causes benefits the entire region."

      Waypoint Bank is a $5.6 billion financial services organization with 60 branch offices located throughout Pennsylvania and Maryland. Waypoint provides a full range of financial services, including banking for retail, commercial, and small business customers; trust and investment; brokerage, and insurance services. The company's common stock trades on the NASDAQ market under the symbol WYPT.

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